Exhibit 10.4

COMPENSATION AGREEMENT

This Compensation Agreement, dated as of August 16, 2005, is entered into between Belden & Blake Corporation (the “Company”) and James A. Winne III (“Executive”).

WHEREAS, Executive has acted as the Chairman of the Board of Directors and Chief Executive Officer of the Company since December 16, 2004; and

WHEREAS, the Company desires to enter into this Compensation Agreement with Executive in order to provide him with compensation for services rendered and for future services;

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Executive hereby agree as follows:

1.	Management Shares

(a) Immediately prior to the consummation of the transactions contemplated by the Partnership Interests Purchase Agreement made and entered into as of July 5, 2005 by and among Capital C Energy, LP, Capital C Energy Partners, L.P. EnerVest Energy Institutional Fund X-A, L.P., EnerVest Energy Institutional Fund X-WI, L.P. and EnerVest Energy Institutional Fund X-B, L.P., (as amended, the “Purchase Agreement”), the Company will issue to Executive [17.1037] shares of its common stock, each with no par value, the “Management Shares.” The 1500 shares owned by Capital C Energy Operations, LP (the “Shareholder”) prior to such issuance will be referred to as the “Unrestricted Shares.” The transaction contemplated by the Purchase Agreement will be referred to as the “Transaction.”

(b) Simultaneous “drag-along” and “tag-along” rights will automatically be deemed to be exercised in favor of both the Shareholder and Executive, respectively, compelling the inclusion of the Management Shares by Executive in the Transaction and Executive will have the right to receive the same amount of consideration per share for the Management Shares as the Shareholder or Partners will receive for the direct or indirect sale of the Unrestricted Shares (after taking into account the dilutive effect of the issuance of the Management Shares and less Management’s share of Transaction Expenses as described in the Purchase Agreement).

(c) Executive agrees that the Management Shares will not be issued if he has not signed the Ratification Agreement in the form attached as Exhibit A. Furthermore, if Executive does not perform his obligations under the Ratification Agreement, the Shareholder and its partners will be entitled to consummate the Transaction without inclusion of the Management Shares, and such Management Shares will be deemed to be automatically forfeited without consideration paid to Executive.

(d) The Management Shares will be deemed automatically forfeited without consideration paid to Executive if (i) the Transaction is not consummated or (ii) Executive resigns other than due to death or disability prior to the consummation of the Transaction and such resignation is not made at the request of the Company.

(e) Executive hereby designates, makes, constitutes and appoints the Shareholder as its proxy and attorney-in-fact to vote all or any of the Management Shares at all annual and special meetings of shareholders of the Company and to sign any unanimous written resolutions of the shareholders of the Company with the same force and effect as Executive might or could do and Executive hereby ratifies and confirms all that the Shareholder shall do or cause to be done by virtue hereof. This designation is coupled with an interest and is irrevocable and shall remain irrevocable as long as the Management Shares are owned by Executive.

(f) Executive may not assign, transfer, mortgage, pledge or otherwise encumber the Management Shares without the prior written consent of the Company and the Shareholder, except (i) to the extent of any assignment or transfer under Executive’s will or under the laws of intestacy or (ii) upon and in connection with the closing of the Transaction as contemplated by the Ratification Agreement.

(g) A certificate evidencing the Management Shares will be delivered by the Company to Riverstone Holdings LLC for safekeeping until either the certificate must be delivered in accordance with the closing of the applicable Transaction or the Management Shares are forfeited in accordance with the terms of this Compensation Agreement.

(h) At the closing of the Transaction, Executive will reimburse the Company for the amount of any taxes required to be withheld by the Company in connection with the sale of the Management Shares.

(i) The Company represents and warrants to Executive that, upon issuance of the Management Shares to Executive, (i) the Management Shares will be transferred to Executive free and clear of all Encumbrances (as defined below), (ii) none of the Management Shares issued to Executive will be subject to any restriction with respect to its transferability (other than as described herein), and (iii) there will be no outstanding or authorized options, warrants, subscriptions, calls, puts, preemptive rights, subscription rights, “phantom” stock, rights of first refusal, conversion or other rights, contracts, agreements, commitments or understandings of any kind respecting the Management Shares.

2. Severance. In the event that Executive’s employment is terminated by the Company (or Executive resigns at the request of the Company) in connection with the consummation of the Transaction, Executive will promptly be paid $250,000.00, less applicable withholding taxes. Executive agrees that at the time of his resignation or termination, Executive will execute a Separation Agreement and Release substantially in the form of Exhibit B hereto.

3.	Executive’s Representations

(a) The Executive is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act of 1933.

(b) The Management Shares to be received by the Executive hereunder will be acquired for the Executive’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Executive has no present intention of selling, granting any participation in, or otherwise distributing the same other than as contemplated by the Transaction.

(c) The Executive acknowledges that he can bear the economic risk and complete loss of its investment in the Management Shares and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment contemplated hereby.

(d) The Executive has had an opportunity to receive documents related to the Company and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the issuance of the Management Shares.

4. Entire Agreement; Amendment. This Compensation Agreement and the Ratification Agreement constitute the entire agreement and understanding between the parties relating to the subject matter hereof and supersede all prior representations, endorsements, premises, agreements, memoranda communications, negotiations, discussions, understandings and arrangements, whether oral, written or inferred, between the parties relating to the subject matter hereof. This Compensation Agreement (or any provision hereof) may not be modified, amended, rescinded, canceled, altered or supplemented, in whole or in part, except upon the execution and delivery of a written instrument executed by the parties hereto.

5. Governing Law. This Agreement shall be governed by, construed and interpreted in accordance with the internal laws of the State of New York, without regard to choice of law rules.

6. Waiver. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

7. Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8. Third Party Beneficiaries. The Shareholder shall be a third party beneficiary to this Compensation Agreement entitled to enforce its rights hereunder as if it were a party hereto. Nothing in this Agreement shall entitle any other person other than the Company, Executive and the Shareholder to any claims, remedy or right of any kind.

9. Counterparts. This Compensation Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have entered into this Compensation Agreement as of the date first listed above.

BELDEN & BLAKE CORPORATION

By: /s/ Michael Becci
Name: Michael Becci
Title: President and Chief Operating Officer

JAMES A. WINNE III

/s/ James A. Winne III

EXHIBIT A

[The Agreement to which this Compensation Agreement is attached.]

EXHIBIT B

SEPARATION AGREEMENT AND RELEASE

1. Severance Benefit. I,      , understand that my employment with       (“Company”) ends effective      , 200     . In return for the consideration of      minus lawful withholdings (the “Payment”), I am entering into this Separation Agreement and Release (“Release”). I understand and agree that the Payment is in addition to anything of value to which I am already entitled.

2. Global Release. I,      , on behalf of myself, my heirs, executors, successors and assigns, irrevocably and unconditionally release, waive, and forever discharge the Company and all of its parents, divisions, subsidiaries, affiliates, and related companies, and their present and former agents, employees, officers, directors, attorneys, stockholders, plan fiduciaries, successors and assigns (collectively, the “Releasees”), from any and all claims, demands, actions, causes of action, costs, attorney fees, and all liability whatsoever, whether known or unknown, fixed or contingent, which I have, had, or may have against Releasees relating to or arising out of my employment or separation from employment with the Company, up to and including the date of execution of this Release. This Release includes, without limitation, law or equity claims, contract (express or implied) or tort claims, claims arising under any federal, state, or local laws of any jurisdiction that prohibit age, sex, race, national origin, color, disability, religion, veteran, military status, sexual orientation, or any other form of discrimination, harassment, or retaliation (including, without limitation, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, Title VII of the 1964 Civil Rights Act, the Civil Rights Act of 1991, 42 U.S.C. Section 1981, the Rehabilitation Act, the Family and Medical Leave Act, the Sarbanes-Oxley Act, the Employee Polygraph Protection Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Texas Commission on Human Rights Act, or any other federal, state, or local laws of any jurisdiction), claims arising under the Employee Retirement Income Security Act, or any other statutory or common law claims related to my employment with the Company, the continuation of my employment with the Company, or the termination of my employment with the Company.

3. No Admission of Liability. I understand and agree that this Release shall not in any way be construed as an admission by Releasees of any unlawful or wrongful acts whatsoever against me or any other person. The Releasees specifically disclaim any liability to or wrongful acts against me or any other person.

4. Confidentiality of Release and Company Information. I agree to keep this Release, its terms, and the amount of the Payment in this Release completely confidential. I agree and understand that I am prohibited from disclosing any terms of this Release to anyone, except that I may disclose the terms of this Release and the amount of the Payment to my attorney or as otherwise required by law. I also agree to continue to abide by the Company’s confidentiality policies and any agreement regarding confidentiality that I have with the Company. Further, I acknowledge that, during my Company employment, the Company provided me with information that is its confidential, proprietary, or trade secret information (“Confidential Information”). I agree that I will not at any time disclose to anyone, including, without limitation, any person, firm, corporation, or other entity, or publish, or use for any purpose, any Confidential Information, except as the Company directs and authorizes. I agree that I shall take all reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information and agree to immediately notify the Company in the event of any unauthorized use or disclosure of the Confidential Information.

5. Agreement to Return Company Property/Documents. I understand and agree that my last day of active work in any Company office or on any Company owned or leased property will be      , 200     . Accordingly, I agree that: (i) I will not take with me, copy, alter, destroy, or delete any files, documents or other materials whether or not embodying or recording any Confidential Information, including copies, without obtaining in advance the written consent of an authorized Company representative; and (ii) I will promptly return to the Company all Confidential Information, documents, files, records and tapes (written or electronically stored) that have been in my possession or control regarding the Company, and I will not use or disclose such materials in any way or in any format, including written information in any form, information stored by electronic means, and any and all copies of these materials. I further agree that on      , 200     , I will return to the Company immediately all Company property, including, without limitation, keys, equipment, computer(s) and computer equipment, devices, Company cellular phones, Company credit cards, data, lists, information, correspondence, notes, memos, reports, or other writings prepared by the Company or myself on behalf of the Company.

6. Time to Consider Release. I acknowledge that I have been advised in writing by the Company that I should consult an attorney before executing this Release, and I further acknowledge that I have been given a period of twenty-one (21) calendar days within which to review and consider the provisions of this Release. I understand that if I do not sign this Release before the twenty-one (21) calendar day period expires, this Release offer will be withdrawn automatically.

7. Revocation Period. I understand and acknowledge that I have seven (7) calendar days following the execution of this Release to revoke my acceptance of this Release. This Release will not become effective or enforceable, and the Payment will not become payable, until after this revocation period has expired without my revocation. If I do not revoke the Release within the revocation period, the Company will send me the Payment within ten (10) days after the revocation period’s expiration date.

8. No Re-employment. I agree that I relinquish any right to re-employment with the Company. I further agree that I will not seek, apply for, accept, or otherwise pursue employment with the Company. I acknowledge that if I re-apply for or seek employment with the Company, the Company’s refusal to hire me based on this provision will provide a complete defense to any claims arising from the attempt for employment.

9. No Disparagement. I agree not to disclose, communicate, or publish any disparaging or negative information, writings, electronic communications, comments, opinions, facts, or remarks, of any kind, about any of the Releasees.

10. Knowing and Voluntary Release. I understand it is my choice whether to enter into this Release and that my decision to do so is voluntary and is made knowingly.

11. No Prior Representations or Inducements. I represent and acknowledge that in executing this Release, I do not rely, and have not relied, on any communications, statements, promises, inducements, or representation(s), oral or written, by any of the Releasees, except as expressly contained in this Release.

12. Binding Release. I agree that this Release shall be binding on me and my heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of my heirs, administrators, representatives, executors, successors and assigns.

13. Choice of Law. This Release shall, in all respects, be interpreted, enforced, and governed under the laws of the State of Texas. The Company and I agree that the language of this Release shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for, or against, any of the parties.

14. Severability. The Company and I agree that should a court declare or determine that any provision of this Release is illegal or invalid, the validity of the remaining parts, terms or provisions of this Release will not be affected and any illegal or invalid part, term, or provision, will not be deemed to be a part of this Release.

15. Counterparts. The Company and I agree that this Release may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same instrument.

Please read carefully as this document includes a release of claims.

As evidenced by my signature below, I certify that I have read the above Release and agree to its terms.

Employee Signature [Signature]	Company Representative [Signature]

Employee Name [Printed Name]	Company Representative [Printed Name]

Date Date